   As filed with the Securities and Exchange Commission on January 25, 2000
                                               Registration No. 333-____________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   _________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                   _________

                             DIGITAL ISLAND, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                              68-0322824
      (State or other jurisdiction      (IRS Employer Identification No.)
    of incorporation or organization)

                         45 Fremont Street, Suite 1200
                            San Francisco, CA 94105
              (Address of principal executive offices) (Zip Code)

                                   _________

                   SANDPIPER NETWORKS, INC. 1997 STOCK PLAN
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan)

                                   _________

                                 T.L. Thompson
                            Chief Financial Officer
                             Digital Island, Inc.
                         45 Fremont Street, Suite 1200
                           San Francisco, CA  94105
                    (Name and address of agent for service)
                                (415) 738-4100
         (Telephone number, including area code, of agent for service)

                                   _________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed             Proposed
                                            Amount to be       Maximum Offering      Maximum Aggregate          Amount of
 Title of Securities to be Registered       Registered(1)      Price per Share       Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Sandpiper Networks, Inc. 1997 Stock Plan
 ----------------------------------------
 Common Stock, $0.001 par value              3,035,165 shares      $ 5.55(2)          $ 16,845,166(2)            $ 4,447.13

 Digital Island, Inc. 1999 Employee Stock
 ----------------------------------------
 Purchase Plan
 -------------
 Common Stock, $0.001 par value                500,000 shares      $85.75(3)          $ 42,875,000(3)            $11,319

 Digital Island, Inc. 1999 Stock Incentive
 -----------------------------------------
 Plan
 ----
 Common Stock, $0.001 par value              2,000,000 shares      $85.75(3)          $171,500,000(3)            $45,276
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Aggregate Registration
                                                                                                 Fee:             $61,042.13
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Sandpiper Networks, Inc. 1997 Stock Plan, and the Digital Island, Inc. 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low selling prices of Registrant's Common Stock on January 21, 2000 as reported by the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement


Item 3. Incorporation of Documents by Reference
        ---------------------------------------

             Digital Island, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Registration Statement No. 333-72039 on Form S-1 filed with the Commission on April 26, 1999, as amended on Forms S-1/A filed with the Commission on June 7, 1999, June 9, 1999, and June 24, 1999, respectively;

        (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission on December 28, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (c) The Registrant's Current Report on Form 8-K filed with the Commission on January 5, 2000;

        (d) The Registrant's prospectus filed with the Commission pursuant to Rule 424(a) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-72039, in which there is set forth the audited financial statements for the Registrant's fiscal year ended September 30, 1999; and

        (e) The Registrant's Registration Statement No. 000-26283 on Form 8-A filed with the Commission on June 7, 1999 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

             All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
        --------------------------

             Not Applicable

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

             Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnity Agreements with its officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-77039). The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains directors and officers liabilities insurance.

Item 7. Exemption from Registration Claimed
        -----------------------------------

             Not Applicable.

Item 8. Exhibits
        --------

Exhibit Number      Exhibit
--------------      -------

      4             Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-26283 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to
                    this Registration Statement.
      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
     99.1           Sandpiper Networks, Inc. 1997 Stock Plan.
     99.2           Form of Stock Option Agreement.
     99.3           Form of Stock Option Assumption Agreement.
     99.4*          1999 Stock Incentive Plan
     99.5*          1999 Employee Stock Purchase Plan

* Exhibits 99.4 and 99.5 are incorporated herein by reference to Exhibits 99.1 and 99.11, respectively, of Registrant's Registration Statement No. 333-81709 on Form S-8, filed with the Commission on June 28, 1999.

Item 9. Undertakings
        ------------

             A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Sandpiper Networks, Inc. 1997 Stock Plan, and the Digital Island, Inc. 1999 Employee
Stock Purchase Plan and 1999 Stock Incentive Plan.

             B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 25th day of January, 2000.

                                        Digital Island, Inc.



                                        By:   /s/Ruann Ernst
                                            ------------------------------------
                                              Ruann Ernst
                                              Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Digital Island, Inc., a Delaware corporation, do hereby constitute and appoint Ruann Ernst and T.L. Thompson, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                            Date
---------                           -----                            ----


/s/Ruann Ernst           Chief Executive Officer               January 25, 2000
-----------------------  and Director
Ruann Ernst              (Principal Executive Officer)

/s/ Leo S. Spiegel       President and Director                January 25, 2000
-----------------------
Leo S. Spiegel                                      II-4

/s/T.L. Thompson         Chief Financial Officer and Secretary  January 25, 2000
-----------------------  (Principal Financial and
T.L. Thompson            Accounting Officer)


/s/Charlie Bass          Director                               January 25, 2000
-----------------------
Charlie Bass


/s/Christos Cotsakos     Director                               January 25, 2000
-----------------------
Christos Cotsakos


/s/Marcelo A. Gumucio    Director                               January 25, 2000
-----------------------
Marcelo A. Gumucio


/s/Cliff Higgerson       Director                               January 25, 2000
-----------------------
Cliff Higgerson


/s/Shanhan Soghikian     Director                               January 25, 2000
-----------------------
Shahan Soghikian

/s/Bradford Jones        Director                               January 25, 2000
-----------------------
G. Bradford Jones

/s/Robert Kibble         Director                               January 25, 2000
-----------------------
Robert Kibble

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

     4              Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-26283 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to
                    this Registration Statement.
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1            Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
    24              Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
    99.1            Sandpiper Networks, Inc. 1997 Stock Plan.
    99.2            Form of Stock Option Agreement.
    99.3            Form of Stock Option Assumption Agreement.
    99.4*           1999 Stock Incentive Plan
    99.5*           1999 Employee Stock Purchase Plan


* Exhibits 99.4 and 99.5 are incorporated herein by reference to Exhibits 99.1 and 99.11, respectively, of Registrant's Registration Statement No. 333-81709 on Form S-8, filed with the Commission on June 28, 1999.